UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2005

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-27812	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND ITEM 2.03 CREATION OF A DIRECT FINANCIAL OPERATION.

On December 1, 2005, Medallion Funding Corp. (“Medallion Funding”), a wholly-owned subsidiary of Medallion Financial Corp., entered into an amendment (the “Amendment”) to its Revolving Secured Line of Credit Promissory Note, dated January 25, 2005 (the “Note”), in favor of Atlantic Bank of New York, for $4 million in principal amount. Under the terms of the Amendment, the maturity date of the Note was extended to February 1, 2006.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached as an exhibit hereto and is incorporated herein by reference in its entirety.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Amendment to Revolving Secured Line of Credit Promissory Note, dated December 1, 2005, by Medallion Funding Corp., in favor of Atlantic Bank of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ LARRY D. HALL
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date: December 2, 2005

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Revolving Secured Line of Credit Promissory Note, dated December 1, 2005, by Medallion Funding Corp., in favor of Atlantic Bank of New York.

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